EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.2-867474, No.2-91907, No.2-98732, No.33-6188,
No.33-6203, No.33-13265, No.33-17720, No.33-30385, No.33-30386, No.33-36249,
No.33-41999, No.33-42000, No.33-53054, No.33-66548, No.33-66546, No.33-55631,
No.33-55633, No.33-66697, No.33-59981, No.33-59985, No.33-59987, No.333-12887,
No.333-34285, No.333-57563, No.333-62159, No.333-74627, No.333-81433,
No.333-81435, No.333-81437, No.333-90951, No.333-95421, No.333-38746,
No.333-42888, No.333-43306, No.333-46436, No.333-52050, No.333-53584
No.333-57152, No.333-62960, No.333-66238, No.333-66240, No.333-69380,
No.333-71900, No. 333-95643, No. 333-96549, No. 333-96555 and No. 333-98807)
and related S-8 prospectuses of LSI Logic Corporation of our report dated January 22, 2003, except for Note 14 as to which the date is March 20, 2003, relating to the financial statements and financial statement schedule, which appears on page 81 of this Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
San Jose, California
March 20, 2003